UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 26, 2019

Date of Report (Date of Earliest Event Reported)

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Pennsylvania Ave. N.W., Suite 800W

Washington, D.C. 20037-1701

(Address of principal executive offices)

Registrant’s telephone number, including area code: (202) 828-0850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to the Rights of Security Holders.

In connection with the public offering (the “Offering”) by Danaher Corporation (the “Company”) of 1,500,000 shares representing $1.5 billion aggregate liquidation preference (the “Firm Shares”), as well as an additional 150,000 shares representing $150 million additional aggregate liquidation preference to cover over-allotments (the “Option Shares” and together with the Firm Shares, the “Shares”), of its 4.75% Mandatory Convertible Preferred Stock, Series A, without par value (the “Mandatory Convertible Preferred Stock”), and the concurrent offering of Common Stock by the Company described under Item 8.01 below, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware on February 28, 2019 to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, restrictions on the issuance of shares of the same series or of any other class or series, the terms and conditions of conversion of the Mandatory Convertible Preferred Stock and the voting rights of the Mandatory Convertible Preferred Stock. The Certificate of Designations became effective upon acceptance of such filing.

Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution will be declared or paid on shares of the Company’s common stock or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock, and no common stock or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock will be purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient amount of cash or number of shares of the Company’s common stock has been set apart for the payment of such dividends, on all outstanding shares of Mandatory Convertible Preferred Stock.

Unless converted or redeemed earlier in accordance with the terms of the Certificate of Designations, each share of Mandatory Convertible Preferred Stock will mandatorily convert on the mandatory conversion date, which is expected to be April 15, 2022, into between 6.6368 and 8.1300 shares of the Company’s common stock, subject to customary anti-dilution adjustments. The number of shares of the Company’s common stock issuable upon conversion will be determined based on the average volume-weighted average price per share of the Company’s common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately before April 15, 2022.

Subject to the rights of holders of any class or series of the Company’s capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Company’s board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the annual rate of 4.75% of the liquidation preference of $1,000 per share (equivalent to $47.50 annually per share), payable in cash or, subject to certain limitations, by delivery of shares of the Company’s common stock or any combination of cash and shares of the Company’s common stock, at the Company’s election. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2019 to, and including, April 15, 2022, to the holders of record of the Mandatory Convertible Preferred Stock as they appear on the Company’s stock register at the close of business on the immediately preceding December 31, March 31, June 30 and September 30.

If the Company’s proposed acquisition of the Biopharma business of GE Life Sciences (the “Acquisition”) has not closed on or before 5:00 p.m. (New York City time) on August 25, 2020, the Equity and Asset Purchase Agreement with General Electric Company relating to the Acquisition is terminated or the Company’s board of directors, in its good faith judgment, determines that the Acquisition will not occur, the Company has the option to redeem the shares of the Mandatory Convertible Preferred Stock, in whole but not in part, subject to certain terms and conditions.

Upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the Company’s assets legally available for distribution to its stockholders, after satisfaction of debt and other liabilities owed to the Company’s creditors and holders of shares of its stock ranking senior to the Mandatory Convertible Preferred Stock and before any payment or distribution is made to holders of any stock ranking junior to the Mandatory Convertible Preferred Stock (including the Company’s common stock).

The above description of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2019, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions of conversion of the Mandatory Convertible Preferred Stock and the voting rights of the Mandatory Convertible Preferred Stock. The Certificate of Designations, a copy of which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K, became effective upon acceptance of such filing. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01.	Other Events.

Offering of Common Stock

On February 26, 2019, the Company entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Barclays Capital Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed on Schedule A thereto (the “Common Stock Underwriters”), pursuant to which the Company agreed to issue and sell to the Common Stock Underwriters an aggregate of 11,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) in a registered public offering (the “Common Stock Offering”) pursuant to the Company’s shelf registration statement on Form S-3 (Registration File No. 333-224149) (“Shelf Registration Statement”). Pursuant to the Common Stock Underwriting Agreement, the Company granted the Common Stock Underwriters an option to purchase an additional 1,100,000 shares of Common Stock (the “Common Stock Option”). On February 27, 2019, the Common Stock Underwriters exercised in full the Common Stock Option. For a description of the terms and conditions of the Common Stock Underwriting Agreement, please refer to the Common Stock Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The above description of the Common Stock Underwriting Agreement is qualified in its entirety by the Common Stock Underwriting Agreement so filed.

Offering of 4.75% Series A Mandatory Convertible Preferred Stock

On February 26, 2019, the Company entered into an underwriting agreement (the “MCP Underwriting Agreement”) with Barclays Capital Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed on Schedule A thereto (the “MCP Underwriters”), pursuant to which the Company agreed to issue and sell to the MCP Underwriters an aggregate of 1,500,000 shares of Mandatory Convertible Preferred Stock, in a registered public offering pursuant to the Shelf Registration Statement (the “MCP Offering”). Pursuant to the MCP Underwriting Agreement, the Company granted the MCP Underwriters an option to purchase an additional 150,000 shares of Mandatory Convertible Preferred Stock to cover over-allotments (the “MCP Option”). On

February 27, 2019, the MCP Underwriters exercised in full the MCP Option. For a description of the terms and conditions of the MCP Underwriting Agreement, please refer to the MCP Underwriting Agreement, a copy of which is filed as Exhibit 1.2 hereto, and is incorporated herein by reference. The above description of the MCP Underwriting Agreement is qualified in its entirety by the MCP Underwriting Agreement so filed.

On March 1, 2019, the Company closed the Common Stock Offering and the MCP Offering, including the shares issuable pursuant to the Common Stock Option and the MCP Option.

The Company intends to use the net proceeds from the offerings to fund a portion of the purchase price of its pending acquisition of the Biopharma business of GE Life Sciences and to pay related fees and expenses. If for any reason the Acquisition is not completed, the Company expects to use the net proceeds from the offerings for general corporate purposes, which may include redemption of the Mandatory Convertible Preferred Stock, working capital, capital expenditures, investments in or loans to subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of common stock), dividends, funding potential future acquisitions and investments and satisfaction of other obligations. Completion of the offerings is not contingent upon consummation of any acquisition.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Common Stock issued and sold in the offerings is attached as Exhibit 5.1 hereto. A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Mandatory Convertible Preferred Stock issued and sold in the offerings is attached as Exhibit 5.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement relating to the Common Stock, dated February 26, 2019, by and among the Company and Barclays Capital Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed on Schedule A thereto

1.2	Underwriting Agreement relating to the Mandatory Convertible Preferred Stock, dated February 26, 2019, by and among the Company and Barclays Capital Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed on Schedule A thereto

3.1	Certificate of Designations of the 4.75% Mandatory Convertible Preferred Stock, Series A, filed with the Secretary of State of the State of Delaware on February 28, 2019

4.1	Specimen Certificate of the 4.75% Mandatory Convertible Preferred Stock, Series A (contained in Exhibit 3.1 above)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP regarding the legality of the shares of Common Stock

5.2	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP regarding the legality of the shares of the Mandatory Convertible Preferred Stock

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.2 above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ James F. O’Reilly
Name:	James F. O’Reilly
Title:	Vice President, Associate General Counsel and Secretary

Date: March 1, 2019